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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-205275

PROSPECTUS SUPPLEMENT
To Prospectus dated July 16, 2015

3,859,650 Ordinary Shares

THERAVANCE BIOPHARMA, INC.

Ordinary Shares

        We are offering directly to investors up to 3,859,650 of our ordinary shares, $0.00001 par value, pursuant to this prospectus supplement and accompanying prospectus.

        Our ordinary shares are listed on the NASDAQ Global Market under the symbol "TBPH." On October 23, 2015, the last sale price of the ordinary shares on the NASDAQ was $13.85 per share.

        Investing in our ordinary shares involves risks. You should carefully consider the risks described under "Risk Factors" on page S-5 of this prospectus supplement, as well as the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making a decision to invest in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total

Offering Price	$14.25	$55,000,012.50

Proceeds to us after estimated expenses(1)	$13.58	$52,400,012.50

(1)
We anticipate the total expenses of this offering to be approximately $2.6 million.

        No underwriter has been involved in the preparation of, or has performed any review of, this prospectus supplement or the accompanying prospectus.

        It is currently anticipated that the closing date of the offering will be on or about October 29, 2015.

The date of this prospectus supplement is October 26, 2015.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to this offering.

        In deciding whether to invest in our ordinary shares, you should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, the information in this prospectus supplement controls. You should assume that the information in this prospectus supplement and the accompanying prospectus, or incorporated by reference, is accurate only as of the dates of this prospectus supplement, the accompanying prospectus and the information incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since such dates. You should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the heading "Where You Can Find More Information."

        Unless the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to "Theravance Biopharma," "we," "us," "our" and other similar pronouns refer to Theravance Biopharma, Inc. and its subsidiaries.

        Theravance Biopharma, the Theravance Biopharma logo and VIBATIV are our registered trademarks. Other trademarks, tradenames or service marks of other companies appearing in this prospectus supplement and the accompanying prospectus are the property of their respective owners.

FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve substantial risks, uncertainties and assumptions. All statements in this prospectus supplement and the accompanying prospectus, other than statements of historical facts, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans, intentions, expectations, objectives and expected financial results from historical periods that have not yet been finalized could be forward-looking statements. The words "aim," "anticipates," "believes," "could," "designed," "developed," "drive," "estimates," "expects," "goal," "intends," "may," "mission," "opportunities," "plans," "potential," "projects," "pursuing," "represents," "suggest," "target," "will," "would" and similar expressions (including the negatives thereof) are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions, expectations or objectives disclosed in our forward-looking statements, the assumptions underlying our forward-looking statements may prove incorrect, and the finalization of financial results for the three months and nine months ended September 30, 2015 and the review of those results by us and our independent auditors may result in changes from the expected results disclosed in this prospectus supplement. Therefore, you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions, expectations and objectives disclosed in the forward-looking statements that we make.

        Factors that we believe could cause actual results or events to differ materially from our forward-looking statements include, but are not limited to, those discussed in this prospectus supplement, the accompanying prospectus and in the documents incorporated herein and therein by reference. Our forward-looking statements in this prospectus supplement are based on current expectations and we do not assume any obligation to update any forward-looking statements.

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights information contained or incorporated by reference in this prospectus supplement. Because this is only a summary, it does not contain all of the information that may be important to you. For a more complete understanding of our company and this offering, we urge you to read carefully this entire prospectus supplement, the accompanying prospectus and other information incorporated by reference herein and therein, including the "Risk Factors" and "Forward Looking Statement" sections of this prospectus supplement. Unless otherwise specified, all descriptions relating to business operations, business risks, strategies and management refer to Theravance Biopharma, Inc. and its consolidated subsidiaries.

Company Overview

        Our mission is to create value from a unique and diverse set of assets: an approved product; a development pipeline of late-stage assets; and a productive research platform designed for long-term growth. Our pipeline of internally discovered product candidates includes potential best-in-class opportunities in underserved markets in the acute care setting, representing multiple opportunities for value creation. VIBATIV® (telavancin), our first commercial product, is a once-daily dual-mechanism antibiotic approved in the United States, Europe and certain other countries for certain difficult-to-treat infections. Revefenacin (TD-4208) is an investigational long-acting muscarinic antagonist (LAMA) being developed as a potential once-daily, nebulized treatment for chronic obstructive pulmonary disease (COPD). Axelopran (TD-1211) is an investigational potential once-daily, oral treatment for opioid-induced constipation (OIC). Our earlier-stage clinical assets represent novel approaches for potentially treating diseases of the lung and gastrointestinal tract and infectious disease. In addition, we have an economic interest in future payments that may be made by Glaxo Group Limited or one of its affiliates ("GSK") pursuant to its agreements with Theravance, Inc. ("Theravance") relating to certain drug development programs, including the combination of fluticasone furoate, umeclidinium, and vilanterol (the "Closed Triple").

        On June 1, 2014, pursuant to a Separation and Distribution Agreement between Theravance and Theravance Biopharma, Theravance separated its late-stage respiratory assets partnered with GSK from its biopharmaceutical operations by transferring its discovery, development and commercialization operations (the "Biopharmaceutical Business") and contributing $393.0 million of cash, cash equivalents and marketable securities into its then wholly-owned subsidiary Theravance Biopharma. On June 2, 2014 Theravance made a pro rata dividend distribution to its stockholders of record on May 15, 2014 of one ordinary share of Theravance Biopharma for every three and one half shares of Theravance common stock outstanding on the record date (the "Spin-Off"). The Spin-Off resulted in Theravance Biopharma operating as an independent, publicly-traded company. Prior to June 2, 2014, Theravance operated the Biopharmaceutical Business.

Company Updates

        While we are still in the process of determining final results for the three months and nine months ended September 30, 2015, we expect to report that revenue from product sales, which consists entirely of sales of VIBATIV, for the three months and nine months ended September 30, 2015 were between $2.2 and $2.4 million and between $5.6 and $5.8 million, respectively. The Company also expects to report that cash, cash equivalents and marketable securities totaled approximately $196.0 million at September 30, 2015.

        On October 21, 2015, Donal O'Connor was elected by the Company's Board of Directors to serve as a Class II member of the Board of Directors. Mr. O'Connor will serve on the Audit Committee of the Board of Directors. Theravance Biopharma's Board of Directors has determined that Mr. O'Connor is independent within the meaning of the independent director standards of the

Securities and Exchange Commission ("SEC") and Nasdaq Stock Market, Inc. In connection with his appointment to the Board of Directors, Mr. O'Connor will be entitled to receive cash and equity compensation as described in Theravance Biopharma's definitive proxy statement filed with the Securities and Exchange Commission on March 17, 2015.

Corporate Information

        Theravance Biopharma was incorporated in the Cayman Islands in July 2013 under the name Theravance Biopharma, Inc. While the Company is incorporated under Cayman Island law, the Company re-domiciled to Ireland and became an Irish tax resident effective July 1, 2015. Our registered office address in the Cayman Islands is P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands and our phone number is (650) 808-6000.

        Our internet address is www.theravance.com. Our investor relations website is located at http://investor.theravance.com. We make available free of charge on our investor relations website under "SEC Filings" our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, our directors' and officers' Section 16 Reports and any amendments to those reports as soon as reasonably practicable after filing such materials with or furnishing such materials to the SEC. The information found on any of our websites does not constitute a part of this prospectus supplement or any other report that we file with or furnish to the SEC.

 The Offering

Ordinary shares being offered by us	3,859,650 shares
Ordinary shares to be outstanding after this offering	37,798,348 shares
NASDAQ Symbol	TBPH
Use of proceeds

We intend to use the net proceeds from the sale of the ordinary shares offered by this prospectus supplement for general corporate purposes, which may include, among other things, research activities, preclinical and clinical development of existing product candidates, manufacture of pre-clinical, clinical and commercial drug supplies, selling and marketing expenses, capital expenditures, working capital, general and administrative expenses and acquisitions of technology or drug candidates.

Risk Factors

See "Risk Factors" in this prospectus supplement and other information incorporated by reference herein and in the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our ordinary shares.

        The number of ordinary shares shown above is provided as of June 30, 2015, and excludes, in each case as of June 30, 2015:

  •
  4,051,642 ordinary shares issuable upon the exercise of outstanding stock options having a weighted-average exercise price of $24.18 per share;

  •
  1,129,051 ordinary shares reserved for issuance pursuant to future awards under our 2013 Equity Incentive Award Plan, and any addendums thereto, as well as any automatic increases in the number of ordinary shares reserved for future issuance under this plan;

  •
  411,625 ordinary shares reserved for future issuance under our 2014 New Employee Equity Incentive Plan, as well as any automatic increases in the number of ordinary shares reserved for future issuance under this plan;

  •
  1,004,349 ordinary shares reserved for issuance pursuant to future awards under our 2013 Employee Share Purchase Plan; and

  •
  2,197,307 ordinary shares issuable upon vesting of outstanding restricted stock units.

        In addition, the number of ordinary shares outstanding at June 30, 2015 shown above excludes 44,574 ordinary shares issued and sold to GSK on October 9, 2015 pursuant to GSK's rights, under certain circumstances, to maintain its proportionate ownership in us under our governance agreement with GSK. Furthermore, the information stated above regarding options and restricted stock units outstanding and shares reserved under our 2013 Equity Incentive Award Plan and 2014 New Employee Equity Incentive Plan do not reflect the results of our option-for-RSU exchange offer that ended on September 25, 2015. On that date, we exchanged 1,975,009 options for 987,496 restricted stock units, which also resulted in an aggregate of 987,513 additional shares becoming available for grant under our 2013 Equity Incentive Award Plan and 2014 New Employee Equity Incentive Plan.

RISK FACTORS

        Investing in our ordinary shares involves risk. Prior to making a decision about investing in our ordinary shares, you should carefully consider the specific factors discussed under the heading "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in our Quarterly Report on Form 10-Q for the three months ended June 30, 2015, which are incorporated by reference in this prospectus supplement, together with all of the other information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein or therein. The risks described in documents incorporated by reference are not the only ones we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business operations. Please also read carefully the section above titled "Special Note Regarding Forward-Looking Statements."

Additional Risks Relating to this Offering

Our management team may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return.

        Our management will have broad discretion over the use of proceeds from this offering. We intend to use the net proceeds from the sale of ordinary shares offered by this prospectus supplement for general corporate purposes, which may include, among other things, research activities, preclinical and clinical development of existing product candidates, manufacture of pre-clinical, clinical and commercial drug supplies, selling and marketing expenses, capital expenditures, working capital, general and administrative expenses and acquisitions of technology or drug candidates. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not increase our operating results or enhance the value of our ordinary shares.

You will experience immediate and substantial dilution.

        The price per ordinary share being offered is higher than the net tangible book value of our ordinary shares outstanding prior to this offering. Assuming that all 3,859,650 shares offered by this prospectus supplement are sold at a price of $14.25 per share, after deducting estimated aggregate offering expenses payable by us, you will suffer immediate and substantial dilution of $6.05 per share, representing the difference between the as adjusted net tangible book value per share of our ordinary shares as of June 30, 2015 after giving effect to this offering. See the section entitled "Dilution" below for a more detailed discussion of the dilution you will incur if you purchase ordinary shares in this offering.

You may experience future dilution as a result of future equity offerings.

        In order to raise additional capital, we may in the future offer additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares in future transactions may be higher or lower than the price per share in this offering.

 USE OF PROCEEDS

        We intend to use the net proceeds from the sale of the ordinary shares offered by this prospectus supplement and the accompanying prospectus for general corporate purposes, which may include, among other things, research activities, preclinical and clinical development of existing product candidates, manufacture of pre-clinical, clinical and commercial drug supplies, selling and marketing expenses, capital expenditures, working capital, general and administrative expenses and acquisitions of technology or drug candidates.

        The amounts and timing of our actual expenditures will depend on numerous factors, including our development and commercialization efforts with respect to product candidates, as well as the amount of cash used in our operations. We therefore cannot estimate with certainty the amount of net proceeds to be used for the purposes described above. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending the uses described above, we plan to invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities

DILUTION

        Our net tangible book value as of June 30, 2015 was approximately $257.7 million, or $7.59 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of ordinary shares outstanding as of June 30, 2015. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of ordinary shares in this offering and the as adjusted net tangible book value per share of our ordinary shares immediately after giving effect to this offering.

        After giving effect to our sale in this offering of 3,859,650 of our ordinary shares at an offering price of $14.25 per share or approximately $55.0 million in aggregate, and after deducting estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2015 would have been approximately $310.1 million, or $8.20 per share. This represents an immediate increase in net tangible book value of $0.61 per share to existing shareholders and immediate dilution in net tangible book value of $6.05 per share to new investors purchasing our ordinary shares in this offering. The following table illustrates this dilution on a per share basis:

Public offering price per share		$14.25
Net tangible book value per share as of June 30, 2015	$7.59
Increase per share attributable to new investors	$0.61

As adjusted net tangible book value per share after this offering		$8.20

Dilution per share to new investors		$6.05

        To the extent that outstanding options vest, investors purchasing our ordinary shares in this offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

        The above discussion and table are based on 33,938,698 ordinary shares outstanding as of June 30, 2015, and exclude as of that date:

  •
  4,051,642 ordinary shares issuable upon the exercise of outstanding stock options having a weighted-average exercise price of $24.18 per share;

  •
  1,129,051 ordinary shares reserved for issuance pursuant to future awards under our 2013 Equity Incentive Award Plan, and any addendums thereto, as well as any automatic increases in the number of ordinary shares reserved for future issuance under this plan;

  •
  411,625 ordinary shares reserved for future issuance under our 2014 New Employee Equity Incentive Plan, as well as any automatic increases in the number of ordinary shares reserved for future issuance under this plan;

  •
  1,004,349 ordinary shares reserved for issuance pursuant to future awards under our 2013 Employee Share Purchase Plan; and

  •
  2,197,307 ordinary shares issuable upon vesting of outstanding restricted stock units.

        In addition, the number of ordinary shares outstanding at June 30, 2015 shown above excludes 44,574 ordinary shares issued and sold to GSK on October 9, 2015 pursuant to GSK's rights, under certain circumstances, to maintain its proportionate ownership in us under our governance agreement with GSK. Furthermore, the information stated above regarding options and restricted stock units outstanding and shares reserved under our 2013 Equity Incentive Award Plan and 2014 New Employee Equity Incentive Plan do not reflect the results of our option-for-RSU exchange offer that ended on September 25, 2015. On that date, we exchanged 1,975,009 options for 987,496 restricted stock units, which also resulted in an aggregate of 987,513 additional shares becoming available for grant under our 2013 Equity Incentive Award Plan and 2014 New Employee Equity Incentive Plan

PLAN OF DISTRIBUTION

        We are issuing up to 3,859,650 of our ordinary shares at a price of $14.25 per share. We will enter into a purchase agreement directly with the purchasers in connection with this offering, and the ordinary shares will be issued by us directly to the purchasers. The closing of this offering is subject to customary conditions and it is possible that not all of the securities offered pursuant to this prospectus supplement will be sold, in which case our net proceeds from this offering would be reduced and the remaining amount of securities that may be sold pursuant to the accompanying base prospectus will not be reduced to the extent the sale of ordinary shares under this prospectus supplement does not close. The closing of the offering is expected to occur on or about October 29, 2015.

        The ordinary shares sold in this offering will be listed on the Nasdaq Global Market, subject to notice of issuance. We expect that the ordinary shares will be delivered only in book-entry form through The Depository Trust Company, New York, New York on or about October 29, 2015.

        No underwriter has been involved in the preparation of, or has performed any review of, this prospectus supplement or the accompanying prospectus.

        We negotiated the price for the ordinary shares offered in this offering with the purchaser. The factors considered in determining the price included the recent market price of our ordinary shares, the general condition of the securities market at the time of this offering, the number of shares to be purchased, the history of, and the prospects for, the industry in which we compete, our past and present operations, and our future prospects.

        Ondra Partners, through Ondra (US) LP ("Ondra"), performs various financial advisory services for Theravance Biopharma, Inc. for which they received $250,000, and may in the future receive further compensation. In connection with this offering, Ondra will receive an advisory fee of $2,062,500.

        The expenses of this offering, including the advisory fee paid to Ondra in connection with this offering, are estimated to be approximately $2.6 million and are payable by us.

CERTAIN IRISH TAX CONSIDERATIONS FOR HOLDERS OF
ORDINARY SHARES

        The Company became an Irish tax resident effective July 1, 2015, though it remains incorporated in the Cayman Islands. The following is a discussion of certain Irish tax considerations with respect to the ownership and disposition of our ordinary shares applicable to investors who acquire such shares in this offering.

        THIS SUMMARY IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES. PROSPECTIVE HOLDERS OF OUR ORDINARY SHARES SHOULD REFER TO DISCLOSURES WITH RESPECT TO OTHER TAX MATTERS IN DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT AND CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL, FOREIGN INCOME AND OTHER TAX LAWS) OF THE OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES UNDER THE LAWS OF THEIR COUNTRY OF RESIDENCE, CITIZENSHIP OR DOMICILE.

        THE FOLLOWING CONSIDERATIONS ARE BASED ON THE LAWS AND PRACTICE OF THE IRISH REVENUE COMMISSIONERS CURRENTLY IN FORCE IN IRELAND AND MAY BE SUBJECT TO CHANGE. IT DEALS WITH HOLDERS WHO BENEFICIALLY OWN OUR ORDINARY SHARES AS AN INVESTMENT. PARTICULAR RULES NOT DISCUSSED BELOW MAY APPLY TO CERTAIN CLASSES OF TAXPAYERS HOLDING OUR ORDINARY SHARES, SUCH AS DEALERS IN SECURITIES, TRUSTS ETC. THE SUMMARY DOES NOT CONSTITUTE LEGAL OR TAX ADVICE.

Irish Stamp Duty

        No Irish stamp duty will be payable in respect of any shares forming part of this offering. No Irish stamp duty will be payable in respect of a sale of our ordinary shares after this offering unless such sale relates to shares in an Irish incorporated company or Irish land or mineral rights. Currently the Company is incorporated in the Cayman Islands and is only an Irish tax resident.

Irish Tax on Capital Gains on a disposal of our ordinary shares

        A liability to Irish tax on capital gains on a disposal of our ordinary shares depends on the individual circumstances of each shareholder.

  •
  Non-Irish resident / ordinarily resident shareholders. Shareholders should not be subject to Irish tax on capital gains on a disposal of our ordinary shares if such holders are neither resident nor ordinarily resident in Ireland and do not hold such shares in connection with a trade carried on by such holder in Ireland through a branch or agency.

  •
  Irish resident shareholders. Shareholders who are resident or ordinarily resident in Ireland for tax purposes, or corporate shareholders who hold their shares in connection with a trade carried on by such holder in Ireland through a branch or agency may be subject to Irish tax on capital gains at the rate of 33% if they dispose of our ordinary shares. Shareholders falling into this category should consult their own tax advisers as to the tax consequences of such a disposal.

Dividends

        We do not currently intend to pay dividends to our shareholders. A payment of a dividend by an Irish resident entity is subject to dividend withholding tax at the current rate of 20%, however a number of exemptions apply including exemptions for dividends paid to:

  •
  an individual shareholder (not being a company) who is neither resident nor ordinarily resident in Ireland and who is resident for tax purposes in a Relevant Territory (as described below);

  •
  a corporate shareholder which is not resident for tax purposes in Ireland and which is resident for tax purposes in a Relevant Territory provided that the corporate shareholder is not under the control, whether directly or indirectly, of a person or persons who is or are resident in Ireland;

  •
  a corporate shareholder which is not resident for tax purposes in Ireland and which is ultimately controlled, directly or indirectly, by persons resident in a Relevant Territory;

  •
  a corporate shareholder which is not resident for tax purposes in Ireland and whose principal class of shares (or those of its 75% parent) is substantially and regularly traded on a recognised stock exchange either in a Relevant Territory, Ireland or on such other stock exchange approved by the Minister for Finance; or

  •
  a corporate shareholder which is not resident for tax purposes in Ireland and is wholly owned, directly or indirectly, by two or more companies where the principal class of shares of each of such companies is substantially and regularly traded on a recognised stock exchange in a Relevant Territory, Ireland or on such other stock exchange approved by the Minister for Finance.

In this context, Relevant Territory means (i) a Member State of the European Union (other than Ireland) or (ii) a country with which Ireland has a tax treaty in force by virtue of section 826(1) of the Taxes Consolidation Act 1997 (TCA) or (iii) a country with which Ireland has a tax treaty that is signed and which will come into force once all the ratification procedures set out in section 826(1) TCA have been completed.

Capital Acquisitions Tax

        A gift or inheritance comprising of our ordinary shares will be within the charge to capital acquisitions tax (which, subject to available exemptions and reliefs, is currently levied at 33%) if either (i) the disponer or the donee/successor in relation to the gift or inheritance is resident or ordinarily resident in Ireland (or, in certain circumstances, if the disponer is domiciled in Ireland irrespective of his residence or that of the donee/successor) on the relevant date or (ii) if our ordinary shares are regarded as property situate in Ireland (e.g. if the share register is located in Ireland).

LEGAL MATTERS

        The validity of the ordinary shares offered hereby will be passed upon for us by Maples and Calder, Cayman Islands.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited the consolidated financial statements of Theravance Biopharma, Inc. included in the Theravance Biopharma, Inc. Annual Report on Form 10-K for the year ended December 31, 2014, as set forth in their report, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement. The financial statements of Theravance Biopharma, Inc. are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933 relating to the ordinary shares offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any document we file with the SEC at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The address of that site is http://www.sec.gov. The information on the SEC's website, other than the documents specifically incorporated by reference herein, is not part of this prospectus supplement, and any references to this website or any other website are inactive textual references only. Our investor relations website is located at http://investor.theravance.com. We make available free of charge on our investors relations website under "SEC Filings" our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, our directors' and officers' Section 16 Reports and any amendments to those reports as soon as reasonably practicable after filing such materials with or furnishing such materials to the SEC.

INFORMATION INCORPORATED BY REFERENCE

        The SEC permits us to "incorporate by reference" the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus supplement. Information that is incorporated by reference is considered to be part of this prospectus supplement and you should read it with the same care that you read this prospectus supplement. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus supplement, and will be considered to be a part of this prospectus supplement from the date that later information or documents are filed. Any statement so updated or superseded shall not be deemed, except as so updated or superseded, to constitute a part of this prospectus supplement. We have filed with the SEC, and incorporate by reference in this prospectus supplement:

  •
  The Annual Report on Form 10-K for Theravance Biopharma, Inc. for the fiscal year ended December 31, 2014, filed with the SEC on March 13, 2015 (including the portion of the Proxy Statement on Schedule 14A of Theravance Biopharma, Inc. filed on March 17, 2015, incorporated by reference therein).

  •
  The Quarterly Reports on Form 10-Q for Theravance Biopharma, Inc. for the quarters ended March 31, 2015 and June 30, 2015, filed on May 13, 2015 and August 13, 2015, respectively.

  •
  The Current Reports on Form 8-K for Theravance Biopharma, Inc. filed on February 2, 2015, March 9, 2015, April 24, 2015, August 10, 2015 and September 11, 2015 and the Current Reports on Form 8-K/A for Theravance Biopharma, Inc. filed on April 24, 2015 and October 13, 2015, excluding, in each case, any information furnished rather than filed.

  •
  The description of ordinary shares contained in the Registration Statement No. 001-36033 on Form 10 filed with the SEC on May 7, 2014, including any amendment or report filed for the purpose of updating such description.

        We also incorporate by reference all additional documents that we file with the SEC under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the initial filing date of the registration statement of which this prospectus supplement is a part until the offering of the particular securities covered by this prospectus supplement has been completed. However, any documents or information that we furnished rather than filed or furnish rather than file in accordance with SEC rules are specifically not incorporated by reference in this prospectus supplement.

        You may request a copy of any or all of the documents incorporated by reference but not delivered with this prospectus supplement, at no cost, by calling us at (650) 808-6000 or by writing to us at the following address:

Theravance Biopharma, Inc.
c/o Theravance Biopharma US, Inc.
901 Gateway Boulevard
South San Francisco, California 94080
Attn: Investor Relations

PROSPECTUS

$250,000,000

THERAVANCE BIOPHARMA, INC.
Theravance Biopharma Antibiotics, Inc.
Theravance Biopharma Cayman Holdings, Inc.
Theravance Biopharma Ireland Limited
Theravance Biopharma R&D, Inc.
Theravance Biopharma UK Limited
Theravance Biopharma US, Inc.

Debt Securities
Guarantees
Ordinary Shares
Warrants

        We may, from time to time, offer and sell debt securities, ordinary shares and warrants, either separately or in units, in one or more offerings. The debt securities and warrants may be convertible into or exercisable or exchangeable for ordinary shares or debt securities. The aggregate initial offering price of all securities sold under this prospectus will not exceed $250,000,000.

        We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

        We may offer these securities independently or together in any combination for sale directly to investors or through underwriters, dealers or agents. We will set forth the names of any underwriters, dealers or agents and their compensation in the accompanying prospectus supplement or term sheet.

        This prospectus may not be used to sell any of these securities unless accompanied by a prospectus supplement.

        Our ordinary shares are traded on the Nasdaq Global Market under the symbol "TBPH." On July 8, 2015, the closing price of our ordinary shares on the Nasdaq Global Market was $11.84 per share.

        Investing in our securities involves risks. See the section entitled "Risk Factors" on page 1 of this prospectus and in any accompanying prospectus supplement and in the documents we incorporate by reference in this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 16, 2015.

i

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration, or continuous offering, process. Under this shelf registration process, we may, from time to time, issue and sell any combination of debt securities, ordinary shares and warrants, either separately or in units, in one or more offerings with a maximum aggregate offering price of $250,000,000.

        This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the offered securities. Any prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described under the heading "Where You Can Find More Information," before making your investment decision.

        You should rely only on the information incorporated by reference or provided in this prospectus, any prospectus supplement and the registration statement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus and any prospectus supplement, or incorporated by reference, is accurate only as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

        Unless the context otherwise requires, references in this prospectus and the accompanying prospectus supplement to "Theravance Biopharma," "we," "us," "our" and other similar pronouns refer to Theravance Biopharma, Inc. and its subsidiaries.

        Theravance Biopharma, the Theravance Biopharma logo and VIBATIV are our registered trademarks. Other trademarks, tradenames or service marks of other companies appearing in this prospectus are the property of their respective owners.

RISK FACTORS

        Investing in our securities involves risk. The prospectus supplement relating to a particular offering will contain a discussion of risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading "Risk Factors" in the applicable prospectus supplement and in our Annual Report on Form 10-K, as updated in our Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus, together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus. The risks described below and in documents incorporated by reference are not the only ones we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business operations. Please also read carefully the section below titled "Special Note Regarding Forward-Looking Statements."

Our publicly announced net sales target for VIBATIV for 2015 is based on rapid and increasing acceleration of sales growth during the course of the year that may not be achieved and if we revise downward or fail to meet our 2015 net sales targets for VIBATIV, the price of our securities could fall.

        Our publicly announced net sales target for VIBATIV for 2015 of approximately $20 million is based on rapid and increasing acceleration of sales throughout the year, and we currently anticipate that the vast majority of sales will be in the second half of the year. This forecast is based on a number of assumptions, including assumptions about the productivity of new and existing sales representatives, the pace of market penetration, the acceptance of VIBATIV onto formulary by multiple hospitals and healthcare systems, the amount of chargebacks and government rebates, and the timing, frequency and impact of price increases, among other factors. Our forecast plans for a significantly higher level of VIBATIV net sales to occur in the fourth quarter versus the third quarter of 2015, so even small delays in market penetration and sales representative productivity, or higher than expected attrition in our sales force, among other factors, could have a material adverse effect on our ability to achieve our targeted 2015 VIBATIV net sales. If we revise our net sales guidance downward in the future or fail to meet our publicly announced 2015 net sales target for VIBATIV or other expectations about our VIBATIV commercialization strategy for these or other reasons, the price of our securities could fall.

THERAVANCE BIOPHARMA, INC.

        The mission of Theravance Biopharma is to create value from a unique and diverse set of assets: an approved product; a development pipeline of late-stage assets; and a productive research platform designed for long-term growth.

        Our pipeline of internally discovered product candidates includes potential best-in-class opportunities in underserved markets in the acute care setting, representing multiple opportunities for value creation. VIBATIV® (telavancin), our first commercial product, is a once-daily dual-mechanism antibiotic approved in the United States and Europe for certain difficult-to-treat infections. TD-4208 is an investigational long-acting muscarinic antagonist (LAMA) being developed as a potential once-daily, nebulized treatment for chronic obstructive pulmonary disease (COPD). Axelopran (TD-1211) is an investigational potential once-daily, oral treatment for opioid-induced constipation (OIC). Our earlier-stage clinical assets represent novel approaches for potentially treating diseases of the lung and gastrointestinal tract and infectious disease. In addition, we have an economic interest in future payments that may be made by GlaxoSmithKline plc (together with its affiliates, "GSK") pursuant to its agreements with Theravance, Inc. ("Theravance") relating to certain drug development programs, including the combination of fluticasone furoate, umeclidinium, and vilanterol (or the "Closed Triple").

        On June 1, 2014, Theravance separated its late-stage respiratory assets partnered with GSK from its biopharmaceutical operations by transferring its discovery, development and commercialization operations (the "Biopharmaceutical Business") and contributing $393.0 million of cash, cash equivalents and marketable securities into its then wholly-owned subsidiary Theravance Biopharma. On June 2, 2014 Theravance made a pro rata dividend distribution to its stockholders of record on May 15, 2014 of one ordinary share of Theravance Biopharma for every three and one half shares of Theravance common stock outstanding on the record date (the "Spin-Off"). The Spin-Off resulted in Theravance Biopharma operating as an independent, publicly-traded company. Prior to June 2, 2014, Theravance operated the Biopharmaceutical Business.

Corporate Information

        Theravance Biopharma was incorporated in the Cayman Islands in July 2013 under the name Theravance Biopharma, Inc. Our registered office address in the Cayman Islands is P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands and the principal office of our wholly-owned U.S. operating subsidiary Theravance Biopharma US, Inc., is 901 Gateway Boulevard, South San Francisco, California 94080.

        Our internet address is www.theravance.com. Information contained on our website does not constitute a part of this prospectus. Our investor relations website is located at http://investor.theravance.com. We make available free of charge on our investors relations website under "SEC Filings" our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, our directors' and officers' Section 16 Reports and any amendments to those reports as soon as reasonably practicable after filing such materials with or furnishing such materials to the SEC. The information found on either of our websites is not part of this or any other report that we file with or furnish to the SEC.

 FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve substantial risks, uncertainties and assumptions. All statements in this prospectus, other than statements of historical facts, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans, intentions, expectations and objectives could be forward-looking statements. The words "aim," "anticipates," "believes," "could," "designed," "developed," "drive," "estimates," "expects," "goal," "intends," "may," "mission," "opportunities," "plans," "potential," "projects," "pursuing," "represents," "suggest," "target," "will," "would" and similar expressions (including the negatives thereof) are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions, expectations or objectives disclosed in our forward-looking statements and the assumptions underlying our forward-looking statements may prove incorrect. Therefore, you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions, expectations and objectives disclosed in the forward-looking statements that we make.

        Factors that we believe could cause actual results or events to differ materially from our forward-looking statements include, but are not limited to, those discussed below, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, in the sections "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" and elsewhere in this prospectus. Our forward-looking statements in this prospectus are based on current expectations and we do not assume any obligation to update any forward-looking statements.

USE OF PROCEEDS

        Unless we state otherwise in the accompanying prospectus supplement, we intend to use the net proceeds from the sale of securities offered by this prospectus, if any, for general corporate purposes, which may include, among other things, research activities, preclinical and clinical development of existing product candidates, manufacture of pre-clinical, clinical and commercial drug supplies, selling and marketing expenses, capital expenditures, working capital, general and administrative expenses and acquisitions of technology or drug candidates.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges on a historical basis for the periods indicated. The ratios are calculated by dividing earnings by the fixed charges.

		Year Ended December 31,
	Three Months Ended March 31, 2015
		2014	2013	2012	2011	2010
Ratio of earnings to fixed charges(1)	—	—	—	—	—	—

(1)
For the purposes of computing ratio of earnings to fixed charges, earnings consist of loss before income taxes plus fixed charges. Fixed charges consist of interest charges and that portion of rental payments under operating leases we believe to be representative of interest. Earnings for the three months ended March 31, 2015 and the years 2014, 2013, 2012, 2011 and 2010 were insufficient to cover fixed charges by $37.5 million, $230.7 million, $156.3 million, $9.6 million, $109.3 million and $79.7 million, respectively.

 DESCRIPTION OF DEBT SECURITIES

        The following is a summary of the general terms of the debt securities. We will file a prospectus supplement that will contain additional terms when we issue debt securities. The terms presented here, together with the terms in a related prospectus supplement, will be a description of the material terms of the debt securities. You should also read the indenture under which the debt securities are to be issued and the form of debt securities. Such indenture may be supplemented from time to time. We have filed a form of indenture governing different types of debt securities with the SEC as an exhibit to the registration statement of which this prospectus is a part. All capitalized terms have the meanings specified in the indenture.

        We may issue, from time to time, debt securities, in one or more series. The debt securities we offer will be issued under an indenture between us, any subsidiary guarantors, and the trustee named in the indenture. These debt securities that we may issue include senior debt securities, guarantees, senior subordinated debt securities, subordinated debt securities, convertible debt securities and exchangeable debt securities. The following is a summary of the material provisions of the form of the indenture filed as an exhibit to the registration statement of which this prospectus is a part. For each series of debt securities, the applicable prospectus supplement for the series will change and supplement the summary below.

General Terms of the Indenture

        The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us. For each series of debt securities, any restrictive covenants for those debt securities will be described in the applicable prospectus supplement relating to such series, including any pricing supplement or term sheet. We may issue the debt securities issued under the indenture as "discount securities," which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for United States federal income tax purposes, be treated as if they were issued with "original issue discount," or OID, because of interest payment and other characteristics. Special United States federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

        The debt securities may be guaranteed by one or more of Theravance Biopharma Antibiotics, Inc., Theravance Biopharma Cayman Holdings, Inc., Theravance Biopharma Ireland Limited, Theravance Biopharma R&D, Inc., Theravance Biopharma UK Limited, and Theravance Biopharma US, Inc., or other future subsidiaries of Theravance Biopharma, Inc. (the "Subsidiary Guarantors"). Any guarantee by the Subsidiary Guarantors will be a direct obligation of such subsidiary, and such subsidiary may make payments of interest or principal on the debt securities regardless of whether an event of default has occurred with respect to such payments by us. Any guarantee will rank equally with all of the other unsecured and unsubordinated indebtedness of the applicable Subsidiary Guarantor. Terms of any subsidiary guarantees will be more fully described in a prospectus supplement.

        You should refer to the prospectus supplement relating to a particular series of debt securities for a description of the following terms of the debt securities offered by that prospectus supplement and by this prospectus:

  •
  the title and authorized denominations of those debt securities;

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  the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

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  the aggregate principal amount of the debt securities and any limit on the aggregate principal amount of that series of debt securities;

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  the date or dates on which principal and premium, if any, of the debt securities of that series is payable;

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  the interest rate or rates, and the dates from which interest, if any, on the debt securities of that series will accrue, and the dates when interest is payable or the method by which such dates are to be determined;

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  the right, if any, to extend the interest payment periods and the duration of the extensions;

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  whether debt securities are guaranteed by any Subsidiary Guarantors and any deletions from, modifications to, or additions to such guarantees, Events of Default or covenants with respect to such guarantees;

  •
  if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

  •
  the place or places where and the manner in which principal of, premium, if any, and interest, if any, on the debt securities of that series will be payable and the place or places where those debt securities may be presented for transfer and, if applicable, conversion or exchange;

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  the period or periods within which, the price or prices at which, the currency or currencies in which, and other terms and conditions upon which those debt securities may be redeemed, in whole or in part, at our option or the option of a holder of those securities, if we or a holder is to have that option;

  •
  our obligation or right, if any, to redeem, repay or purchase those debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of those securities, and the terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

  •
  the terms, if any, on which the debt securities of that series will be subordinate in right and priority of payment to our other debt;

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  the denominations in which those debt securities will be issuable;

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  if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations or how this portion will be determined;

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  whether those debt securities will be issued in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons;

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  whether any securities of that series are to be issued in whole or in part in the form of one or more global securities and the depositary for those global securities;

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  if other than United States dollars, the currency or currencies in which payment of principal of or any premium or interest on those debt securities will be payable;

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  if the principal of or any premium or interest on the debt securities of that series is to be payable, or is to be payable at our election or the election of a holder of those securities, in securities or other property, the type and amount of those securities or other property, or the manner of determining that amount, and the period or periods within which, and the terms and conditions upon which, any such election may be made;

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  any provisions granting special rights to the holders of debt securities upon the occurrence of specified events;

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  the events of default and covenants relating to the debt securities that are in addition to, modify or delete those described in this prospectus;

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  conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

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  whether and upon what terms the debt securities may be defeased, if different from the provisions set forth in the indenture;

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  the nature and terms of any security for any secured debt securities;

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  the terms applicable to any debt securities issued at a discount from their stated principal amount; and

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  any other specific terms of any debt securities or guarantees.

        The applicable prospectus supplement will present material United States federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are to be listed or quoted.

Conversion or Exchange Rights

        Debt securities may be convertible into or exchangeable for shares of our equity securities or other securities. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

  •
  the conversion or exchange ratio (or the calculation method);

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  the conversion or exchange period (or how the period will be determined);

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  provisions regarding our ability or the ability of any holder to convert or exchange the debt securities;

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  events requiring adjustment to the conversion or exchange ratio; and

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  provisions affecting conversion or exchange in the event of our redemption of the debt securities.

        These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.

Consolidation, Merger or Sale

        We cannot consolidate with or merge with or into, or transfer or lease all or substantially all of our assets to, any person, unless we are the continuing company or unless the successor entity or person to which our assets are transferred or leased is organized under the laws of the Cayman Islands, the British Virgin Islands, Bermuda, Hong Kong, the United States, any state of the United States or the District of Columbia and expressly assumes by a supplemental indenture the due and punctual payment of the principal of, any premium on and any interest on, all the outstanding debt securities and the performance of every covenant and obligation in the indenture to be performed by us. In addition, we cannot complete such a transaction unless immediately after completing the transaction, no event of default under the indenture, and no event that, after notice or lapse of time or both, would become an event of default under the indenture, has occurred and is continuing. When the successor entity or person to whom our assets are transferred or leased has assumed our obligations under the debt securities and the indenture, we will be discharged from all our obligations under the debt securities and the indenture except in limited circumstances.

        This covenant would not apply to any recapitalization transaction, a change of control affecting us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.

Events of Default

        The indenture provides that the following will be "events of default" with respect to any series of debt securities:

  •
  failure to pay interest for 30 days after the date payment is due and payable; provided, however, that a valid extension of the interest payment period in accordance with the indenture will not constitute a failure to pay interest;

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  failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise and, in the case of technical or administrative difficulties, only if such default persists for a period of more than three business days;

  •
  any guarantee by any of the Subsidiary Guarantors ceases to be in full force and effect or is declared null and void or any such Subsidiary Guarantor denies that it has any further liability under its guarantee to the note holders, or has given notice to such effect (other than by reason of the termination of the Indenture or the release of such guarantee in accordance with the Indenture), and such condition shall have continued for a period of 30 days after notice is given as specified in the Indenture;

  •
  failure to perform other covenants contained in the indenture for the benefit of the debt securities for 75 days after notice is given by the holders of at least 25% in principal amount of the outstanding debt securities of that series or by the trustee as specified in the indenture;

  •
  certain events in bankruptcy, insolvency or reorganization relating to us; or

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  any other event of default provided in the applicable officer's certificate, resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.

        An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. For each series of debt securities, any modifications to the above events of default will be described in the applicable prospectus supplement for those debt securities.

        The indenture provides that if an event of default specified in the first, second, third or fifth bullets above occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) to be due and payable immediately. If an event of default specified in the fourth bullet above occurs and is continuing, then the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) will be due and payable immediately, without any declaration or other act on the part of the trustee or any holder. In certain cases, holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of holders of all those debt securities, rescind and annul a declaration of acceleration.

        The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the indenture unless:

  •
  the holder has previously given to the trustee written notice of default and continuance of such default;

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  the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action;

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  the requesting holders have offered the trustee indemnity for the reasonable expenses and liabilities that may be incurred by bringing the action;

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  the trustee has not instituted the action within 60 days of the request and offer of indemnity; and

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  the trustee has not received inconsistent direction during such 60-day period by the holders of a majority in principal amount of the outstanding debt securities of the affected series.

        We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Discharge, Defeasance and Covenant Defeasance

        We can discharge or decrease our obligations under the indenture as stated below.

        We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within one year. We may effect a discharge by irrevocably depositing with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and any premium and interest on, the debt securities and any mandatory sinking fund payments.

        Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time, which we refer to as defeasance. We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default under the trust declaration, which we refer to as covenant defeasance. We may effect defeasance and covenant defeasance only if, among other things:

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  we irrevocably deposit with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified to be enough to pay at maturity, or upon redemption, the principal (including any mandatory sinking fund payments) of, and any premium and interest on, all outstanding debt securities of the series; and

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  we deliver to the trustee an opinion of counsel to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders' U.S. federal income tax treatment of principal, and any premium and interest payments on, the series of debt securities.

        In the case of a defeasance by us, the opinion we deliver must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law occurring, after the date of the indenture, since such a result would not occur under the U.S. federal income tax laws in effect on that date.

        Although we may discharge or decrease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indenture

        The indenture provides that we and the trustee, and if applicable, any Subsidiary Guarantor, may enter into supplemental indentures without the consent of the holders of debt securities to, among other things:

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  evidence the assumption by a successor entity of our obligations;

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  add to our covenants for the benefit of the holders of debt securities, or to surrender any rights or power conferred upon us;

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  add any additional events of default;

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  cure any ambiguity or omission or correct any inconsistency or defect in the indenture;

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  add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision as to which the modification would apply;

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  add guarantees or guarantors of or secure any debt securities;

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  establish the forms or terms of debt securities of any series, including the terms of any Subsidiary Guarantor's guarantee of such debt securities;

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  evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture as is necessary for the administration of the trusts by more than one trustee;

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  modify, eliminate or add to the provisions of the indenture as shall be necessary to effect the qualification of the indenture under the Trust Indenture Act of 1939 or under any similar federal statute later enacted, and to add to the indenture such other provisions as may be expressly required by the Trust Indenture Act; and

  •
  make any other provisions with respect to matters or questions arising under the indenture that will not be inconsistent with any provision of the indenture as long as the new provisions do not adversely affect the interests of the holders of any outstanding debt securities of any series created prior to the modification in any material respect.

        The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of each series of debt securities affected by such supplemental indenture then outstanding, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture, any subsidiary guarantee or any supplemental indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

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  extend the final maturity of any debt security;

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  reduce the principal amount or premium, if any;

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  reduce the rate or extend the time of payment of interest;

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  reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration;

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  change the currency in which the principal, and any premium or interest, is payable;

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  impair the right to institute suit for the enforcement of any payment on any debt security when due;

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  if applicable, adversely affect the right of a holder to convert or exchange a debt security; or

  •
  reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture or for waivers of compliance with or defaults under the indenture with respect to debt securities of that series.

        The indenture provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any series, by notice to the relevant trustee, may on behalf of the holders of the debt securities of that series waive any default and its consequences under the indenture except:

  •
  a default in the payment of, any premium and any interest on, or principal of, any such debt security held by a nonconsenting holder; or

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  a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Registered Global Securities and Book Entry System

        The debt securities of a series may be issued in whole or in part in book-entry form and will be represented by one or more fully registered global securities. We will deposit any registered global securities with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities. This means that we will not issue certificates to each holder.

        Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

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  by the depositary for the registered global security to its nominee;

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  by a nominee of the depositary to the depositary or another nominee of the depositary; or

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  by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

        The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement involving any portion of the series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

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  ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security, these persons being referred to as "participants," or persons that may hold interests through participants;

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  upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

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  any dealers, underwriters, or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

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  ownership of beneficial interest in the registered global security will be shown on, and the transfer of the ownership interest will be effected only through, records maintained by the depositary for the registered global security for interests of participants, and on the records of participants for interests of persons holding through participants.

        The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

        So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as stated below, owners of beneficial interests in a registered global security:

  •
  will not be entitled to have the debt securities represented by a registered global security registered in their names;

  •
  will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

  •
  will not be considered the owners or holders of the debt securities under the relevant indenture.

        Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

        We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

        We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. Neither we nor the trustee, or any other agent of ours or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

        We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will promptly credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name." We also expect that any of these payments will be the responsibility of the participants.

        If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or stops being a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In that event, we will issue debt securities of the series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in the name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.

        We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as "bearer global securities." We will deposit these securities with a depositary identified in the prospectus supplement relating to the series. The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the applicable terms and procedures. These will include the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, in proportion to the series represented by a bearer global security.

Concerning the Trustee

        The indenture provides that there may be more than one trustee under the indenture, each for one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under that indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed from one or more series of debt securities. All payments of principal of, and any premium and interest on, and all registration, transfer, exchange, authentication and delivery of, the debt securities of a series will be effected by the trustee for that series at an office designated by the trustee in New York, New York.

        The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise those rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

        If the trustee becomes a creditor of ours, the indenture places limitations on the right of the trustee to obtain payment of claims or to realize on property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties concerning the debt securities, however, it must eliminate the conflict or resign as trustee.

No Individual Liability of Incorporators, Shareholders, Officers or Directors

        The indenture provides that no past, present or future director, officer, shareholder or employee of ours, any of our affiliates, or any successor corporation, in their capacity as such, shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.

Governing Law

        The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

 DESCRIPTION OF GUARANTEES

        This section summarizes some of the terms of the guarantees by any applicable Subsidiary Guarantor. Most of the financial terms and other specific material terms of any guarantees that we offer will be described in a prospectus supplement or term sheet to be attached to the front of this prospectus. Furthermore, since the terms of specific guarantees may differ from the general information provided below, you should rely on information in the prospectus supplement or term sheet if it contradicts information below.

        Each guarantee by any Subsidiary Guarantor may:

  •
  create a direct obligation of such Subsidiary Guarantor on the debt securities guaranteed, permitting such Subsidiary Guarantor to make payments of principal and interest on such debt securities regardless of whether an event of default has occurred with respect to the issuer of such debt securities;

  •
  be senior obligations of the relevant Subsidiary Guarantor in the case of senior debt securities;

  •
  be the unsecured and unsubordinated obligations of the relevant Subsidiary Guarantor in the case of senior unsecured debt securities;

  •
  rank equally (or pari passu) with all other existing and future unsubordinated and unsecured indebtedness of the relevant Subsidiary Guarantor, respectively in the case of senior unsecured debt securities; and

  •
  with respect to any series of debt securities that is designated as subordinated, be junior and subordinated to any guarantee of any senior indebtedness on the same basis as such debt securities are junior and subordinated to any senior indebtedness.

        The obligations of each Subsidiary Guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

 DESCRIPTION OF SHARE CAPITAL

        The following description summarizes the most important terms of our share capital. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description, you should refer to our amended and restated memorandum and articles of association, a copy of which has been filed with the SEC, and the applicable provisions of the Companies Law, 2013 Revision, as amended (the "Companies Law").

General

        As of the date of this registration statement, we are authorized to issue 200,000,000 ordinary shares, par value $0.00001 per share, and 230,000 preferred shares, par value $0.00001 per share. As of April 30, 2015 there were 33,801,727 ordinary shares outstanding, held of record by 129 shareholders, although we believe that there may be a significantly larger number of beneficial owners of our ordinary shares. As of April 30, 2015 there were no preferred shares outstanding.

Meetings of Shareholders

        Subject to our regulatory requirements, an annual general meeting and any extraordinary general meeting shall be called by not less than ten days' nor more than 60 days' notice. Notice of every general meeting will be given to all of our shareholders, our directors and our principal external auditors. Extraordinary general meetings may be called only by the chairman of our board of directors, the chief executive officer or a majority of our board of directors, and may not be called by any other person.

        Alternatively, subject to applicable regulatory requirements, a meeting will be deemed to have been duly called if it is so agreed (i) in the case of a meeting called as an annual general meeting, by all of our shareholders (or their proxies) entitled to attend and vote at the meeting, or (ii) in the case of an extraordinary meeting, by a majority in number of our shareholders (or their proxies) having a right to attend and vote at the meeting, being a majority together holding not less than 95% of the voting shares.

        At any general meeting, shareholders entitled to vote and present in person or by proxy that represent not less than a majority of our issued and outstanding voting shares will constitute a quorum. No business may be transacted at any general meeting unless a quorum is present at the commencement of business.

        A corporation being a shareholder shall be deemed for the purpose of our amended and restated memorandum and articles of association to be present in person if represented by its duly authorized representative being the person appointed by resolution of the directors or other governing body of such corporation to act as its representative at the relevant general meeting or at any relevant general meeting of any class of our shareholders. Such duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual shareholder.

        The quorum for a separate general meeting of the holders of a separate class of shares is described in "Modification of Rights" below.

Voting Rights Attaching to the Shares

        Subject to any special rights or restrictions as to voting then attached to any shares, at any general meeting every shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) shall have one vote per ordinary share. The holders of preferred shares shall have limited voting rights as set out in our amended and restated memorandum and articles of association.

        No shareholder shall be entitled to vote or be deemed to be part of a quorum, in respect of any share, unless such shareholder is registered as our shareholder at the applicable record date for that meeting and all calls or installments due by such shareholder to us, if any, have been paid.

        If a clearing house or depository (or its nominee(s)) is our shareholder, it may authorize such person or persons as it thinks fit to act as its representative(s) at any meeting or at any meeting of any class of shareholders, provided that, if more than one person is so authorized, the authorization shall specify the number and class of shares in respect of which each such person is so authorized. A person authorized pursuant to this provision is entitled to exercise the same powers on behalf of the recognized clearing house or depositary (or its nominee(s)) as if such person was the registered holder of our shares held by that clearing house or depositary (or its nominee(s)), including the right to vote individually on a show of hands.

        While there is nothing under the laws of the Cayman Islands that specifically prohibits or restricts the creation of cumulative voting rights for the election of our directors, unlike the requirement under Delaware law that cumulative voting for the election of directors is permitted only if expressly authorized in the certificate of incorporation, it is not a concept that is accepted as a common practice in the Cayman Islands, and we have made no provisions in our amended and restated memorandum and articles of association to allow cumulative voting for such elections.

Protection of Minority Shareholders

        The Grand Court of the Cayman Islands may, on the application of shareholders holding not less than one fifth of our shares in issue, appoint an inspector to examine our affairs and report thereon in a manner as the Grand Court shall direct.

        Any shareholder may petition the Grand Court of the Cayman Islands which may make a winding up order, if the court is of the opinion that it is just and equitable that we should be wound up.

        Claims against us by our shareholders must, as a general rule, be based on the general laws of contract or tort applicable in the Cayman Islands or their individual rights as shareholders as established by our amended and restated memorandum and articles of association.

        Our Cayman Islands counsel, Maples and Calder, is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, the company will be the proper plaintiff in any claim based on a breach of duty owed to it, and a claim against (for example) the company's officers or directors usually may not be brought by a shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

  •
  a company is acting, or proposing to act, illegally or beyond the scope of its authority;

  •
  the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

  •
  those who control the company are perpetrating a "fraud on the minority."

A shareholder may have a direct right of action against the company where the individual rights of that shareholder have been infringed or are about to be infringed.

Pre-emption Rights

        There are no pre-emption rights applicable to the issue of new shares under either Cayman Islands law or our amended and restated memorandum and articles of association.

Liquidation Rights

        Subject to any special rights, privileges or restrictions as to the distribution of available surplus assets on liquidation applicable to any class or classes of shares (i) if we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess shall be distributed pari passu among our shareholders in proportion to the amount paid up at the commencement of the winding up on the shares held by them, respectively, and (ii) if we are wound up and the assets available for distribution among our shareholders as such are insufficient to repay the whole of the paid-up capital, those assets shall be distributed so that, as nearly as may be, the losses shall be borne by our shareholders in proportion to the capital paid up at the commencement of the winding up on the shares held by them, respectively.

        If we are wound up, the liquidator may with the sanction of an ordinary resolution and any other sanction required by the Companies Law, divide among our shareholders in specie or kind the whole or any part of our assets (whether they shall consist of assets of the same kind or not) and may, for such purpose, set such value as the liquidator deems fair upon any assets to be divided and may determine how such division shall be carried out as between the shareholders or different classes of shareholders. The liquidator may also, with the sanction of an ordinary resolution, vest any part of these assets in trustees upon such trusts for the benefit of our shareholders as the liquidator shall think fit, but so that no shareholder will be compelled to accept any assets, shares or other securities upon which there is a liability.

Modification of Rights

        Except with respect to share capital (as described below), alterations to our amended and restated memorandum and articles of association may only be made by special resolution of no less than two-thirds of votes cast at a meeting of our shareholders at which a quorum is present.

        Subject to the Companies Law and our amended and restated memorandum and articles of association, all or any of the special rights attached to shares of any class (unless otherwise provided for by the terms of issue of the shares of that class) may be varied, modified or abrogated with the sanction of a resolution passed by a majority of not less than two-thirds of the votes cast passed at a separate meeting of the holders of the shares of that class at which a quorum is present. The provisions of our amended and restated memorandum and articles of association relating to general meetings shall apply similarly to every such separate general meeting, but so that the quorum for the purposes of any such separate general meeting or at its adjourned meeting shall be a person or persons together holding (or represented by proxy) not less than a majority in nominal value of the issued shares of that class, every holder of shares of the class shall be entitled on a poll to one vote for every such share held by such holder and that any holder of shares of that class present in person or by proxy may demand a poll.

        The special rights conferred upon the holders of any class of shares shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of such shares, be deemed to be varied by the creation or issue of further shares with the same rights and privileges.

Alteration of Capital

        We may from time to time by ordinary resolution:

  •
  increase our capital by such sum, to be divided into shares of such amounts, as the resolution shall prescribe;

  •
  consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

  •
  cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person, and diminish the amount of our share capital by the amount of the shares so cancelled, subject to the provisions of the Companies Law;

  •
  subdivide our shares or any of them into shares of a smaller amount than is fixed by our amended and restated memorandum and articles of association, subject to the Companies Law, and so that the resolution whereby any share is subdivided may determine that, as between the holders of the share resulting from such subdivision, one or more of the shares may have any such preference or other special rights over, or may have such deferred rights or be subject to any such restrictions as compared with, the others as we have power to attach to unissued or new shares; and

  •
  divide shares into several classes and without prejudice to any special rights previously conferred on the holders of existing shares, attach to the shares respectively as preferential, deferred, qualified or special rights, privileges, conditions or such restrictions which in the absence of any such determination in general meeting may be determined by our directors.

        We may, by special resolution, subject to any confirmation or consent required by the Companies Law, reduce our share capital or any capital redemption reserve in any manner authorized by law.

Transfer of Shares

        Subject to any applicable restrictions set forth in our amended and restated memorandum and articles of association, any of our shareholders may transfer all or a portion of their shares by an instrument of transfer in the usual or common form or in a form prescribed by the Nasdaq Global Market or in any other form which our directors may approve.

        Our directors may, in their absolute discretion, decline to register any transfer of shares, subject to any applicable requirements imposed from time to time by the Securities and Exchange Commission, the Nasdaq Global Market or any recognized stock exchange on which our securities are listed. If our directors refuse to register a transfer, they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

        The registration of transfers may be suspended and the register closed at such times and for such periods as our directors may from time to time determine; provided, however, that registration shall not be suspended for more than forty-five days in any year.

Share Repurchase

        We are empowered by the Companies Law and our amended and restated memorandum and articles of association to purchase our own shares, subject to certain restrictions. Our directors may only exercise this power on our behalf, subject to the Companies Law, our amended and restated memorandum and articles of association and to any applicable requirements imposed from time to time by the Securities and Exchange Commission, the Nasdaq Global Market or any recognized stock exchange on which our securities are listed.

Dividends

        Subject to the Companies Law, we may declare dividends in any currency to be paid to our shareholders but no dividend shall be declared in excess of the amount recommended by our directors. Dividends may be declared and paid out of our profits, realized or unrealized, or from any reserve set aside from profits that our directors determine is no longer needed. Our board of directors may also declare and pay dividends out of the share premium account or any other fund or account which can be authorized for this purpose in accordance with the Companies Law.

Governance Agreement

        The Governance Agreement by and between Glaxo Group Limited and us, dated March 3, 2014 (the "Governance Agreement") contains agreements relating to future acquisitions or dispositions and voting of our securities by GSK, and exempts GSK from triggering our rights agreement until December 31, 2017 (as further described under "Rights Agreement" below), among other matters. Except as otherwise noted below, the provisions of the Governance Agreement described below will terminate at the earliest of (i) when GSK beneficially owns 100% of our outstanding voting shares, (ii) the effective time of a change in control of us and (iii) December 31, 2017.

Voting Arrangements

        GSK has agreed to vote the voting shares held by them (at their election) either (i) in accordance with the recommendation of our independent directors or (ii) in proportion to the votes cast by the other holders of our voting shares; however, GSK can vote as it chooses on any matter involving:

  •
  any proposal to issue equity securities to one or more parties (other than in a public offering) that would result in that party or parties owning or having the right to acquire 20% or more of the aggregate voting power of all of our equity securities; or

  •
  a change in control of us.

In addition, for so long as GSK owns 50.1% or more of our voting shares, it can also vote as it chooses on any matter involving:

  •
  an acquisition by us of any business or assets that would constitute a substantial portion of our business or our assets; or

  •
  the sale, lease, license, transfer or otherwise disposal of all or a substantial portion of our business or our assets (other than a sale, lease, license or transfer of assets in the ordinary course of our business).

        If a person or group acquires 20% or more of our voting shares, GSK may vote its voting shares without any restrictions. GSK has granted an irrevocable proxy coupled with an interest in all voting shares owned by them to our board of directors. This proxy will enable the proxyholder to vote or otherwise act with respect to all of the voting shares of GSK in the manner required by the Governance Agreement.

Limitations and Exceptions to Rights to Acquire Our Securities

  Limitation on Acquisition of Our Equity Securities

        Except as expressly permitted by the Governance Agreement or as agreed to by us in writing following approval by a majority of our independent directors, GSK may not, directly or indirectly:

  •
  acquire any of our equity securities;

  •
  make or participate in any solicitation of proxies to vote from any holders of our equity securities;

  •
  form or participate in a group with any person not bound by the terms of the Governance Agreement (other than GSK's affiliates) with respect to any of our voting shares;

  •
  acquire any of our assets or rights to purchase any of our assets except for assets offered for sale by us;

  •
  enter into any arrangement or understanding with others to do any of the actions listed immediately above; or

  •
  act in concert with others to offer to us or any of our shareholders any business combination, restructuring, recapitalization or similar transaction involving us or otherwise seek in concert with others to control, change or influence the management, board of directors or our policies or nominate any person as a director who is not nominated by the then incumbent directors, or propose any matter to be voted upon by our shareholders.

  Permitted Purchases of Our Equity Securities from Us

        GSK may acquire our equity securities from us in the following circumstances:

  •
  if we issue equity securities to a third party (other than equity awards issued as compensation to our directors, officers, employees or consultants), including securities offered by this prospectus, GSK has rights to advance notice and to purchase from us all or a portion of the number of equity securities that would bring their percentage ownership of our voting shares to the same level that it was at immediately prior to the issuance of equity securities to the third party at the same price at which the equity securities were sold to the third party;

  •
  the purchase, on a quarterly basis, of equity securities comparable to those that are issued as compensation to our directors, officers, employees or consultants during the preceding quarter pursuant to option exercises, settlement of restricted stock unit awards and vesting of restricted stock, at the fair market value at the time of GSK's notification to us of its intention to purchase such equity securities that would bring their percentage ownership of our voting shares to the same level that it was at immediately prior to such issuances or vesting;

  •
  the acquisition of additional equity securities issued in connection with a share split or recapitalization; and

  •
  the purchase of equity securities for a pension plan or benefit plan for the benefit of GSK's employees.

  Permitted Purchases of Equity Securities from Our Shareholders

        GSK may acquire our equity securities from our shareholders in the following circumstances:

  •
  the acquisition of securities of another biotechnology or pharmaceutical company that owns our equity securities (provided that those shares will be subject to the provisions of the Governance Agreement); or

  •
  the making of an offer to acquire equity securities if (i) a person or group (other than GSK) acquires 20% or more of our voting shares or (ii) our board of directors formally takes certain actions to facilitate a change in control of us (other than with GSK), subject to the following conditions:

  •
  that the offer be an offer for 100% of our voting shares;

  •
  that the offer include no condition as to financing; and

  •
  that the offer includes a condition that the holders of a majority of the voting shares not owned by GSK accept the offer by tendering their shares or voting their shares in favor of the offer.

        The term "change in control" is referred to as (i) any transaction or series of related transactions (including mergers, consolidations and other forms of business consolidations) after which our continuing shareholders hold less than 50% of the outstanding voting securities of either us or the entity that survives the transaction (or the parent of the surviving entity) or (ii) subject to certain exceptions, the sale, lease, license, transfer or other disposal of all or substantially all of our business or assets other than to our majority owned and controlled subsidiaries.

        The term "equity securities" is referred to as (i) any of our voting shares, (ii) our securities convertible into or exchangeable for voting shares, and (iii) options, rights and warrants issued by us to acquire voting shares.

Registration Rights Agreement

        Ordinary shares issued to GSK are entitled to the rights set forth in the Registration Rights Agreement by and between GSK and us, dated March 3, 2014 (the "Registration Rights Agreement"). The rights under the Registration Rights Agreement will expire on December 31, 2024, or if GSK or its permitted assigns each hold one and a half percent or less of our then outstanding ordinary shares, if each such holder can sell its shares in a single transaction pursuant to Rule 144 under the Securities Act.

Demand Registration Rights

        Under the Registration Rights Agreement, GSK and its permitted assigns have the right to require that we register their ordinary shares, provided such demand comes from holders of at least 50% of the aggregate shares held by GSK and its permitted assigns and such registration relates to ordinary shares having an anticipated aggregate offering price of $10 million. We are only obligated to effect one registration in response to these demand registration rights (subject to certain exceptions). We may postpone the filing of a registration statement for up to 90 days once in any 12-month period if our board of directors determines in good faith that the filing would be seriously detrimental to our shareholders or us. The underwriters of any underwritten offering have the right to limit the number of shares to be included in a registration statement filed in response to the exercise of these demand registration rights. We must pay all expenses, except for underwriters' discounts and commissions, incurred in connection with these demand registration rights.

Piggyback Registration Rights

        If we register any securities for public sale, under the Registration Rights Agreement GSK has the right to include its shares in the registration, subject to specified exceptions. The underwriters of any underwritten offering have the right to limit the number of shares registered by GSK and its permitted assigns (but to no less than 25% of the shares to be registered in such registration) due to marketing reasons. We must pay all expenses, except for underwriters' discounts and commissions, incurred in connection with these piggyback registration rights.

S-3 Registration Rights

        While we are eligible to file a registration statement on Form S-3, under the Registration Rights Agreement GSK and its permitted assigns can request that we register their shares, provided that such registration request is made by holders of not less than 10% in aggregate of GSK's and its permitted assigns shares and the total price of the ordinary shares offered to the public is at least $10 million. GSK and its permitted assigns may only require us to file two Form S-3 registration statements in any 12-month period. We may postpone the filing of a Form S-3 registration statement for up to 90 days once in any 12-month period if our board of directors determines in good faith that the filing would be seriously detrimental to our shareholders or us. We must pay all expenses, except for underwriters' discounts and commissions, incurred in connection with these F-3 registration rights.

Rights Agreement

        Under our rights agreement, each ordinary share has associated with it one preferred share purchase right. Each of these rights entitles its holder to purchase, at a price of $225.00 for each, one one-thousandth of a share of Series A junior participating preferred, (each subject to adjustment) under circumstances provided for in the rights agreement. The purpose of our rights agreement is to:

  •
  give our board of directors the opportunity to negotiate with any persons seeking to obtain control of us;

  •
  deter acquisitions of voting control of us without assurance of fair and equal treatment of all of our shareholders; and

  •
  prevent a person from acquiring in the market a sufficient amount of voting power over us to be in a position to block an action sought to be taken by our shareholders.

        The exercise of the rights under our rights agreement would cause substantial dilution to a person attempting to acquire us on terms not approved by our board of directors, and therefore would significantly increase the price that such person would have to pay to complete the acquisition. Our rights agreement may deter a potential acquisition or tender offer. Until a "distribution date" occurs, the rights will:

  •
  not be exercisable;

  •
  be represented in the same book-entry form or by the same certificate that represents the shares with which the rights are associated; and

  •
  trade together with those shares.

        The rights will expire at the close of business on May 24, 2024, unless earlier redeemed or exchanged by us. Following a "distribution date," the rights would become exercisable and we would issue separate certificates representing the rights, which would trade separately from our ordinary shares. A "distribution date" would occur upon the earlier of:

  •
  ten business days after a public announcement that the person has become an "acquiring person;" or

  •
  ten business days (or such later date as may be determined by action of the board of directors prior to such time as any person or group of affiliated persons becomes an "acquiring person") after the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 19% or more of the outstanding ordinary shares.

        A holder of rights will not, as such, have any rights as a shareholder, including the right to vote or receive dividends.

        Under our rights agreement, a person becomes an "acquiring person" if the person, alone or together with a group, acquires beneficial ownership of 19% or more of our outstanding ordinary shares. GSK is not an "acquiring person" because we have, pursuant to our governance agreement with GSK, exempted GSK from the application of our rights agreement. In addition, an "acquiring person" shall not include us, any of our subsidiaries, or any of our employee benefit plans or any person or entity acting pursuant to such employee benefit plans. Our rights agreement also contains provisions designed to prevent the inadvertent triggering of the rights by institutional or certain other shareholders.

        If any person becomes an acquiring person, each holder of a right, other than the acquiring person, will be entitled to purchase, at the purchase price, a number of our ordinary shares having a market value of two times the purchase price. If, following a public announcement that a person has become an acquiring person:

  •
  we merge or enter into any similar business combination transaction and we are not the surviving corporation; or

  •
  50% or more of our assets, cash flow or earning power is sold or transferred,

each holder of a right, other than the acquiring person, will be entitled to purchase a number of ordinary shares of the surviving entity having a market value of two times the purchase price.

        After a person becomes an acquiring person, but prior to such person acquiring 50% of our outstanding ordinary shares, our board of directors may exchange each right, other than rights owned by the acquiring person, for

  •
  one ordinary share;

  •
  one one-thousandth of a share of our Series A junior preferred share; or

  •
  a fractional share of another series of preferred share having equivalent value.

        At any time until a person has become an acquiring person, our board of directors may redeem all of the rights at a redemption price of $0.01 per right. On the redemption date, the rights will expire and the only entitlement of the holders of rights will be to receive the redemption price.

        For so long as the rights are redeemable, our board of directors may amend any provisions in the rights agreement without shareholder consent. After the rights are no longer redeemable, our board of directors may only amend the rights agreement without shareholder consent if such amendment would not change the amendment provisions, adversely affect the interests of the holders of rights, or cause the rights to again become redeemable. Despite the foregoing, at no time may the redemption price of the rights be amended or changed.

        The adoption of the rights agreement and the distribution of the rights should not be taxable to our shareholders or us. Our shareholders may recognize taxable income when the rights become exercisable in accordance with the rights agreement.

Differences in Corporate Law

        The Companies Law is modeled after similar laws in the United Kingdom but does not follow recent changes in United Kingdom laws. In addition, the Companies Law differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements

        The Companies Law permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies.

        For these purposes, (a) "merger" means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company and (b) a "consolidation" means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by a special resolution of the shareholders of each constituent company and such other authorization, if any, as may be specified in such constituent company's articles of association. The plan must be filed with the Registrar of Companies together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and published in the Cayman Islands Gazette.

        Dissenting shareholders have the right to be paid the fair value of their shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) if they follow the required procedures, subject to certain exceptions. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

        In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement in question is approved by a majority in number representing 75% in value of each class of shareholders and creditors with whom the arrangement is to be made that are present and voting either in person or by proxy at a meeting, or meetings convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

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  we are not proposing to act illegally or ultra vires and the statutory provisions as to majority vote have been complied with;

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  the shareholders have been fairly represented at the meeting in question;

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  the arrangement is such as a businessman would reasonably approve; and

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  the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law or that would amount to a "fraud on the minority."

        When a takeover offer is made and accepted by holders of at least 90% of the shares within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection may be made to the Grand Court of the Cayman Islands but is unlikely to succeed unless there is evidence of fraud, bad faith or collusion.

        If the arrangement and reconstruction are thus approved, any dissenting shareholders would have no rights comparable to appraisal rights, which might otherwise ordinarily be available to dissenting shareholders of U.S. corporations and allow such dissenting shareholders to receive payment in cash for the judicially determined value of their shares.

Shareholders' Suits

        We are not aware of any reported class action or derivative action having been brought in a Cayman Islands court. However, a class action suit could nonetheless be brought in a U.S. court pursuant to an alleged violation of U.S. securities laws and regulations. Our Cayman Islands counsel, Maples and Calder, is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, the company will be the proper plaintiff in any claim based on a breach of duty owed to it, and a claim against (for example) the company's officers or directors usually may not be brought by a shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

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  a company is acting, or proposing to act, illegally or beyond the scope of its authority;

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  the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

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  those who control the company are perpetrating a "fraud on the minority."

A shareholder may have a direct right of action against the company where the individual rights of that shareholder have been infringed or are about to be infringed.

Corporate Governance

        Cayman Islands laws do not restrict transactions with directors, requiring only that directors exercise a duty of care and owe fiduciary duties to the companies for which they serve. Under our amended and restated memorandum and articles of association, subject to any separate requirement for audit committee approval under the applicable rules of the Nasdaq Global Market or unless disqualified by the chairman of the relevant board meeting, so long as a director discloses the nature of his interest in any contract or arrangement which he is interested in, such a director may vote in respect of any contract or proposed contract or arrangement in which such director is interested and may be counted in the quorum at such meeting.

Board of Directors

        We are managed by our board of directors. Our amended and restated memorandum and articles of association will provide that the number of our directors will be fixed from time to time by our board of directors but may not consist of less than three or more than 15 directors. Each director holds office until the expiration of his or her term in accordance with the terms of our amended and restated memorandum and articles of association, until his or her successor has been duly elected and qualified or until his or her death, resignation or removal. Our directors may only be removed for cause by our board of directors. Any vacancies on our board of directors or additions to the existing board of directors can only be filled by the affirmative vote of a simple majority of the remaining directors, although this may be less than a quorum. Any director so appointed by the board of directors shall hold office only for the remaining term of the class of director which he or she replaces and shall then be eligible for re-election. Our directors are not required to hold any of our shares to be qualified to serve on our board of directors.

        Meetings of our board of directors may be convened at any time deemed necessary by our secretary on request of the chairman of our board of directors, our chief executive officer, if not the chairman of our board of directors, or a majority of our board of directors. Advance notice of a meeting is not required if each director entitled to attend consents to the holding of such meeting.

Issuance of Additional Ordinary Shares or Preferred Shares

        Our amended and restated memorandum and articles of association authorize our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent available, authorized but unissued shares. The issuance of additional ordinary shares may, subject to applicable law, be used as an anti-takeover device without further action on the part of our shareholders. Such issuance may dilute the voting power of existing holders of ordinary shares.

        Our board of directors may authorize by resolution or resolutions from time to time the issuance of one or more classes or series of preferred shares and to fix the designations, powers, preferences and relative, participating, optional and other rights, if any, and the qualifications, limitations and restrictions thereof, if any, including, without limitation, the number of shares constituting each such class or series, dividend rights, conversion rights, redemption privileges, voting powers, full or limited or no voting powers, and liquidation preferences, and to increase or decrease the size of any such class or series (but not below the number of shares of any class or series of preferred shares then outstanding) to the extent permitted by applicable law. The resolution or resolutions providing for the establishment of any class or series of preferred shares may, to the extent permitted by applicable law, provide that such class or series shall be superior to, rank equally with or be junior to the preferred shares of any other class or series. Additionally, the issuance of preference shares may have the effect of decreasing the market price of the ordinary shares and may adversely affect the voting and other rights of the holders of ordinary shares.

        Our board of directors may issue series of preferred shares without action by our shareholders to the extent authorized but unissued. Accordingly, the issuance of preferred shares may adversely affect the enjoyment of the rights of the holders of our ordinary shares. In addition, the issuance of preferred shares may be used as an anti-takeover device without further action on the part of our shareholders, subject to applicable law. Issuance of preferred shares may dilute the voting power of holders of ordinary shares.

 DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of debt securities, ordinary shares, or any combination thereof. We may issue warrants independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from the other offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into by us with a warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.

        The applicable prospectus supplement relating to any particular issue of warrants will describe the terms of the warrants, including, as applicable, the following:

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  the title of the warrants;

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  the aggregate number of the warrants;

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  the price or prices at which the warrants will be issued;

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  the designation, terms and number of ordinary shares or principal amount of debt securities purchasable upon exercise of the warrants;

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  the designation and terms of the offered securities, if any, with which the warrants are issued and the number of the warrants issued with each offered security;

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  the date, if any, on and after which the warrants and the related debt securities or ordinary shares will be separately transferable;

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  the price at which each ordinary share or underlying debt securities purchasable upon exercise of the warrants may be purchased or the manner of determining such price;

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  the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

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  the minimum or maximum amount of the warrants which may be exercised at any one time;

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  information with respect to book- entry procedures, if any;

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  a discussion of certain federal income tax considerations; and

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  any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

        Before the exercise of warrants to purchase debt securities, holders of such warrants will not be entitled to payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon exercise of the warrants, or to enforce any of the covenants in the indenture. Holders of warrants to purchase equity securities will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matter, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of such warrants.

PLAN OF DISTRIBUTION

        We may sell the securities offered by this prospectus to one or more underwriters or dealers for public offering and sale by them or to investors directly or through agents. The prospectus supplement or term sheet will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

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  the name or names of any underwriters, dealers or agents;

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  the purchase price of the securities and the proceeds to us from the sale; and

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  any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

        Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement.

        The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the applicable prospectus supplement specifies. The securities may be sold through a rights offering, forward contracts or similar arrangements. In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. Some of the underwriters, dealers or agents who participate in the securities distribution may engage in other transactions with, and perform other services for, us or our subsidiaries in the ordinary course of business.

LEGAL MATTERS

        Certain legal matters relating to the issuance of the securities offered by this prospectus will be passed upon for us by Maples and Calder, Cayman Islands, and Shearman & Sterling LLP, San Francisco, California. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited the consolidated financial statements of Theravance Biopharma, Inc. included in the Theravance Biopharma, Inc. Annual Report on Form 10-K for the year ended December 31, 2014, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. The financial statements of Theravance Biopharma, Inc. are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933. This prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any document we file with the SEC at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800- SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The address of that site is http://www.sec.gov. The information on the SEC's website, other than the documents specifically incorporated by reference herein, is not part of this prospectus, and any references to this website or any other web site are inactive textual references only.

        The SEC permits us to "incorporate by reference" the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus:

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  The Annual Report on Form 10-K for Theravance Biopharma, Inc. for the fiscal year ended December 31, 2014, filed with the SEC on March 13, 2015 (including the portion of the Proxy Statement on Schedule 14A of Theravance Biopharma, Inc. filed on March 17, 2015, incorporated by reference therein).

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  The Quarterly Report on Form 10-Q for Theravance Biopharma, Inc. for the quarter ended March 31, 2015, filed on May 13, 2015.

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  The Current Reports on Form 8-K for Theravance Biopharma, Inc. filed on February 2, 2015, March 9. 2015 and April 24, 2015 and the Current Report on Form 8-K/A for Theravance Biopharma, Inc. filed on April 24, 2015.

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  The description of ordinary shares contained in the Registration Statement No. 001-36033 on Form 10 filed with the SEC on May 7, 2014, including any amendment or report filed for the purpose of updating such description.

        We also incorporate by reference all additional documents that we file with the SEC under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the initial filing date of the registration statement of which this prospectus is a part until the offering of the particular securities covered by a prospectus supplement or term sheet has been completed. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

        You may request a copy of any or all of the documents incorporated by reference but not delivered with this prospectus, at no cost, by calling us at (650) 808-6000 or by writing to us at the following address:

Theravance Biopharma, Inc.
c/o Theravance Biopharma US, Inc.
901 Gateway Boulevard
South San Francisco, California 94080
Attn: Investor Relations

3,859,650 Ordinary Shares

THERAVANCE BIOPHARMA, INC.

Ordinary Shares

PROSPECTUS SUPPLEMENT